SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 27, 2006 (December 26, 2006)
Sequa Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-804 (Commission File Number)	13-1885030 (I.R.S. Employer Identification No.)
200 Park Avenue, New York, New York 10166
(Address of Principal Executive Office) (Zip Code)
(212) 986-5500
Registrant’s Telephone Number, Including Area Code)
(Former Name or former Address, if changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Department of Directors or Principal Officers; Election of Directors:
                    Appointment of Principal Officers.
Item 8.01.  Other Events.
On December 26, 2006, Sequa Corporation (the “Company”) announced that Norman E. Alexander, 92, chairman of the board, had died. As noted in the press release, Martin Weinstein, vice chairman and chief executive officer of the Company stated, “The officers, directors and employees of Sequa Corporation are saddened by the death of Norman Alexander, founder and leader of the company for more than 50 years. His passing is a grievous loss to his family and many friends, and we extend our heartfelt sympathy to them.” Mr. Alexander beneficially owned a majority of the voting common stock of the Company.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.  Financial Statements and Exhibits.
(c)     Exhibits.  The following exhibit is filed herwith and incorporated herein by reference:

99.1	Press release of Registrant dated December 26, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUA CORPORATION
By:	/s/ Kenneth J. Binder
Kenneth J. Binder
Senior Vice President, Finance

Date:  December 27, 2006